Exhibit 107

Calculation of Filing Fee Tables

Form F-3ASR

(Form Type)

POET Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities

Fees to Be Paid	Equity	Common Shares, without par value	457(r)		(1)		(1)		(2)		(3)		(3)	—	—	—	—
Fees to Be Paid	Debt	Debt Securities	457(r)		(1)		(1)		(2)		(3)		(3)	—	—	—	—
Fees to Be Paid	Other	Warrants	457(r)		(1)		(1)		(2)		(3)		(3)	—	—	—	—
Fees to Be Paid	Other	Subscription Receipts	457(r)		(1)		(1)		(2)		(3)		(3)	—	—	—	—
Fees to Be Paid	Other	Rights	457(r)		(1)		(1)		(2)		(3)		(3)	—	—	—	—
Fees to Be Paid	Other	Units	457(r)		(1)		(1)		(2)		(3)		(3)	—	—	—	—

	Total Offering Amounts							$0	(1)(2)(3)			$0
	Total Fees Previously Paid											—
	Total Fee Offsets											—
	Net Fee Due											$0

(1)	The amount to be registered consists of an indeterminate amount of the registrant’s common shares, debt securities, warrants, subscription receipts, rights and/or units. In addition, an indeterminate number of securities that may be issued upon exercise, settlement, conversion or exchange of any offered securities, or pursuant to anti-dilution adjustments, is being registered. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.

(2)	The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of all registration fees, which will be based on the fee payment rate in effect on the date of such fee payment and will be paid on a pay-as-you-go basis.